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                                                                Exhibit 10.14.2




                              VIA NET.WORKS, INC.

                       EMPLOYEE CONFIDENTIALITY AGREEMENT

As an employee whom will perform services for compensation for VIA NET.WORKS, Inc., (the "Company"), I agree to the following:

1. Confidential Information ("Proprietary Information"); the Company's Ownership of Proprietary Information.

Please read the definition of "the Company's Proprietary Information."

"Proprietary Information" shall mean trade secrets, confidential information, data or any other proprietary information of the Company and all affiliates and subsidiaries of the Company. "Proprietary Information" includes but is not limited to: (a) inventions, trade secrets, ideas, processes, formulae, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); (b) information regarding plans for research, development, new products, acquisitions, marketing and selling, business plans, budgets and unpublished financial statements, prices and costs, suppliers and customers; and (c) information relating to personnel, investors and capital structure.

I agree to keep the Company's Proprietary Information in strict confidence. I will not disclose, use, lecture upon, or publish any of the Company's Proprietary Information, except as required in the course of my work for the Company. I agree to abide by these restrictions with respect to any Proprietary Information of any third party to the extent I receive such information in the course of my employment with the Company.

I agree that all Company Proprietary Information is solely owned by the Company. In other words, all right, title, and interest in any Company Proprietary Information shall be the exclusive property of the Company and any patent rights, copyrights, mask work rights, trade secret rights, and all other rights recognized throughout the world shall be considered the exclusive property of the Company.

2.  Assignment of Inventions.

I agree that the Company owns any and all Inventions that I create during my employment with the Company. I agree to assign to the Company all rights, title, and interest in any Inventions along with all relevant Proprietary Rights developed in part or in whole by me during the period of my employment with the Company. Inventions assigned to the Company are hereinafter referred to as "Company Inventions."


I concede that my efforts as well as the fruits of my efforts for the Company are under the exclusive right and control of the Company. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment are "works made for hire" of the Company. The term "works made for hire," shall be equivalent in meaning to the term as defined by the United States Copyright Act (17 U.S.C., Section 101).

3.  Enforcement or Proprietary Rights.

It may be necessary to have me execute documents confirming the Company's ownership of results from my work for the Company, and I agree to execute such documents as the Company may request from time to time whether during my employment or after.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

4.  Obligation to Keep Company Informed.

During and for one year after my employment, I will inform the Company of any and all of my Inventions. In addition, after termination of my employment, I will disclose all patent applications filed by me within one year after the termination of my employment.

5.  Prior Inventions.

If I produced Inventions before my employment with the Company, they are excluded from the scope of this Agreement.
To prevent any possible uncertainty, the attached Exhibit A lists all Inventions that I, alone or jointly with others, have conceived, developed, or reduced to practice, or caused to be conceived, developed, or reduced to practice prior to the commencement of my employment with the Company. I may
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add to the list at a later time if I later recall previously-conceived
Inventions that I have not listed at this time. I consider all such listed Inventions to be my property or the property of third parties and I deem them excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not required to list such Inventions in Exhibit A; however, should this situation occur, I will inform the Company that all Inventions have not been listed.

6.  Additional Activities.

I will only work for or conduct business with the Company during my employment; also, I will not hire an employee of the Company for one year after my employment. I agree that during the period of my employment with the Company I will not engage in any employment or business activity without the Company's express written consent, other than for the Company. For the period of my employment and for one year after my employment with the Company, I, as a proprietor, partner, stockholder, employee, agent, representative, or otherwise, will not hire, engage, or attempt to hire or engage, directly or indirectly, any employee of the Company.

7.  No Improper Use of Materials.

During my employment with the Company I will not disclose any confidential or proprietary information regarding any former employer. I agree not to bring, even inadvertently, any books, drawings, notes, and materials, which I may possess, that concern any of my former employers.

8.   No Conflicting Obligation.

I have no prior agreements that conflict with my employment with the Company or with this Agreement. I represent that my compliance with this Agreement does not and will not breach any agreement, which I entered prior to my employment, to keep information acquired by me in confidence. I have not entered into and I will not enter into, any written or oral agreement that henceforth may be in conflict with this Agreement.

9.  Return of Company Documents.

When I leave the employ of the Company, I will return all Company items and property in my possession. I agree to turn over to the Company all notes, data, diskettes, tapes, reference items, sketches, drawings, memoranda, records, and other materials in my possession or control that, in any way, relate to any of the Company Proprietary Information.

10.  Legal and Equitable Remedies.

This Agreement will be enforced using all available legal and equitable remedies. Because my services are personal and unique and because I may have access to Proprietary Information, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief, without bond, and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

11.  Notices.

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

12.  General Provisions.


  12.1  Governing Law.  This Agreement will be governed by and construed
        -------------
  according to the laws of the Commonwealth of Virginia.

  12.2  Entire Agreement.  This Agreement sets forth the entire agreement and
        ----------------
  understanding between the Company and me relating to the subject matter hereof and supersedes and merges all prior discussions between us. No Modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

  12.4  Successors and Assigns.  This Agreement will be binding upon my heirs,
        ----------------------
  executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

  12.5  Survival.  The provisions of this Agreement shall survive the
        --------
  termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

  12.6  Employment.  I agree and understand that nothing in this Agreement shall
        ----------
  confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right of the Company's right to terminate my employment at any time, with or without cause. I understand that my employment with the Company is on an "at will" basis and may be terminated by the Company or me at any time.
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    This Agreement shall be effective on the first day of my employment with the
Company, namely:  22nd June 1999.



I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT TO THE BEST OF MY KNOWLEDGE AT THIS TIME.

                                 /s/ K. Blackman
Dated: 9 Nov 99                  ______________________________
                                        Name: K. Blackman
                                        Address: Turpin Lodge
                                                 Winter Hill Road
                                                 Pinkneys Green
                                                 Berks SL6 6PJ
                                                 UK.


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                                 EXHIBIT A


VIA NET.WORKS, Inc.
12100 Sunset Hills Road, Suite 110
Reston, VA  20190


    1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by VIA NET.WORKS, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

          _____  No inventions or improvements.

          _____  See below:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

          _____ Due to confidentiality agreements with a prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

          _____  Additional sheets attached.

    2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

          _____  No materials.

          _____  See below:

_________________________________________________________________

_________________________________________________________________

          _____  Additional sheets attached.


          Date:____________________    Very truly yours,



                                               ______________________________